Exhibit 10.26

Q COMM INTERNATIONAL, INC.
STOCK OPTION AGREEMENT
Date:_____________

Q COMM INTERNATIONAL, Inc., a Utah corporation (the "Company"), pursuant to Section 6 of the Company’s 2004 Stock Option Plan (the "Plan"), hereby grants to ________________ (the "Optionee") options to purchase a total of __________ shares of the Company's common stock, par value $.001 per share ("Common Stock"), at the price of $______ per share (the “Exercise Price”) on the terms and conditions set forth herein and in the Plan (the “Options”).
1.	Duration.
(a)     The Options are granted as of the date first above written (the “Grant Date”).
(b)     The Options shall expire at and may not be exercised at any time after the close of business on ___________ (the "Termination Date").
2.	Vesting.
The Options shall vest and be exerciseable ratably over _______________.
3.	Non-Qualified Stock Options.
The Options do not qualify as “Incentive Stock Options” and are hereby designated as “non-qualified stock options”, subject to Section 83 of the Code.
4.	Written Notice of Exercise.
The Options, to the extent they are exercisable as provided in Section 2, may be exercised only by delivering to the Secretary of the Company, at its principal office within the time specified in Paragraph 1 hereof or such shorter time as is otherwise provided for herein, a written notice of exercise substantially in the form described in Section 10 together with a payment equal to the product obtained by multiplying the Exercise Price by the number of Options being exercised.
5.	Anti-Dilution Provisions.
(a)     If there is any stock dividend or recapitalization resulting in a stock split, or combination or exchange of shares of Common Stock of the Company, the aggregate number of shares of Common Stock then subject to the Options shall be proportionately and appropriately adjusted; no change shall be made in the aggregate Exercise Price to be paid for all shares subject to the Options, but the aggregate Exercise Price shall be allocated among all shares subject to the Options after giving effect to the adjustment; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.
(b)     If there is any other change in the Common Stock of the Company, including recapitalization, reorganization, sale or exchange of assets, exchange of shares, offering of subscription rights, or a merger or consolidation in which the Company is the surviving corporation, an adjustment, if any, shall be made in the shares then subject to the Options as the Company's Board of Directors the ("Board") or the Compensation Committee of the Board (the "Committee") may deem equitable. Failure of the Board or the Committee to provide for an adjustment pursuant to this subparagraph prior to the effective date of any Company action referred to herein shall be conclusive evidence that no adjustment is required in consequence of such action.
(c)     Notwithstanding any other provision of this Agreement, in the event there occurs a “Change in Control”, as defined in section 2(d) of the Plan, with respect to the Company, all of the Options, not previously forfeited, shall immediately vest and be exercisable in full (or, at the election of the Optionee, in part).
6.	Investment Representation and Legend of Certificates.
The Optionee agrees that until such time as a registration statement under the Securities Act of 1933, as amended, becomes effective with respect to the Options and/or the shares issusable upon exercise of the Options, the Optionee is taking the Options and will take the stock underlying the Options, for investment and not for resale or distribution. The Company shall have the right to place upon the face of any stock certificate or certificates evidencing shares issuable upon the exercise of the Options such legend as the Board on the Committee may prescribe for the purpose of preventing disposition of such shares in violation of the Securities Act of 1933, as amended.

7.	Non-Transferability.
The Options shall not be transferable by the Optionee other than by will or by the laws of descent and distribution, and is exercisable during the lifetime of the Optionee only by the Optionee.
8.	Certain Rights Not Conferred by Option.
The Optionee shall not, by virtue of holding the Options, be entitled to any rights of a stockholder in the Company. This Option Agreement is not an employment or service contract and nothing herein shall be deemed to create in any way whatsoever any employment or independent contractor relationship between you and the Company.
9.	Expenses.
The Company shall pay all original issue and transfer taxes with respect to the issuance and transfer of shares of Common Stock issuable upon exercise of the Options pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.
10.	Exercise of Options.
(a)    The Options shall be exercisable, in whole or in part, by written notice of such exercise, in the form prescribed by the Board or the Committee, to the Secretary of the Company, at its principal office. The notice shall specify the number of Options being exercised (which number, if less than all of the Options, shall be 100 or a multiple thereof) and shall be accompanied by payment in full (i) by bank cashier’s or certified check of the amount of the aggregate Exercise Price for the shares underlying such Options or (ii) in such other manner as the Board or the Committee shall deem acceptable.
(b)     No shares shall be delivered upon exercise of any Option until all laws, rules and regulations that the Board or the Committee may deem applicable have been complied with. If a registration statement under the Securities Act of 1933, as amended, is not then in effect with respect to the shares issuable upon exercise of the Options, the Company may require as a condition precedent that the Optionee give to the Company a written representation and undertaking, satisfactory in form and substance to the Board or the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to the distribution thereof.
(c)     The Optionee shall not be considered a record holder of the shares issuable upon exercise of an Option until the date on which such person is actually recorded as the holder of such stock in the records of the Company.
(d)     The Options shall be exercisable only so long as the Optionee shall continue to be a director of the Company and for 90 days thereafter unless:
(i)
such termination is due to your permanent and total disability (within the meaning of section 22(e)(3) of the Code) or your death, in which case the Option shall continue to be exercisable for a period of one year following such termination;

(ii)
the exercise of the Option within such 90-day period following termination would result in liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, in which case the Option will terminate on the earlier of (A) the tenth day after the last date on which exercise would result in such liability or (B) six months and 10 days after the date of your termination as a director of the Company.

Notwithstanding anything contained in this Section 10(d), in no event shall the Options be exercisable after the Termination Date.

Q Comm International, Inc.

By: _____________________________________
Name:
Title:

Accepted as of the date
first set forth above.

____________________________________
Name:
Date:

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